Investor Update Fourth Quarter and FY 2020 March 2021

ProAssurance Overview

ProAssurance Investor Briefing | March 2021 3 Mission, Vision, & Values The ProAssurance Mission We exist to Protect Others. Our Shared Vision We will be the best in the world at understanding and providing solutions for the risks our customers encounter as healers, innovators, employers, and professionals. Through an integrated family of companies, products, and services, we will be a trusted partner enabling those we serve to focus on their vital work. As the employer of choice, we embrace every day as a singular opportunity to reach for extraordinary outcomes, build and deepen superior relationships, and accomplish our mission with infectious enthusiasm and unbending integrity. Corporate Values Integrity | Leadership | Relationships | Enthusiasm

At a Glance

- **Healthcare-centric specialty insurance writer**
  - Specialty Property & Casualty
    - *Healthcare Professional Liability (HCPL)*
    - *Life Sciences and Medical Technology Liability*
    - *Legal Professional Liability*
  - Workers' Compensation Insurance
  - Segregated Portfolio Cell (SPC) Reinsurance
  - Lloyd's of London Syndicates (1729 & 6131)
- Total Assets: $4.7 billion
- Shareholders' Equity: $1.3 billion
- Claims-Paying Ratings
  - A.M. Best: "A" (Excellent)
  - Fitch: "A-" (Strong)
- 19 locations, with operations in three countries
  - 827 employees
- Writing in 50 states & DC

Figures as of 12/31/20

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	9	371	Healthcare Professional Liability
Medmarc	1	27	Medical Technology Liability
Innovative Specialty Team	1	101	Professional Liability for Podiatrists, Chiropractors, & Dentists, and LawyerCare
Eastern	9	237	Workers' Compensation & Captive Facilities (all lines)
PRA Corporate	1	91	Corporate functions (Accounting, Legal, etc.)


Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

ProAssurance Investor Briefing | March 2021

4

ProAssurance Investor Briefing | March 2021 5 ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

ProAssurance Investor Briefing | March 2021 6 ProAssurance Executive Leadership Ned Rand - President & Chief Executive Officer Mr. Rand, who assumed this position at ProAssurance on July 1, 2019, was formerly Chief Operating Officer, and has served as Chief Financial Officer, Executive Vice President, and Senior Vice President of Finance since joining ProAssurance in November of 2004. Prior to joining ProAssurance, Mr. Rand was Chief Accounting Officer and Head of Corporate Finance for PartnerRe Ltd. from 2000 - 2004. He also served as the Chief Financial Officer of Atlantic American Corporation from 1996 - 2000 and Controller of United Capitol Insurance Company from 1992 - 1996. Prior to that time, Mr. Rand was employed by Coopers & Lybrand (now PriceWaterhouseCoopers) for four years. Mr. Rand is a certified public accountant and is a graduate of Davidson College where he majored in Economics. Mike Boguski President Specialty P&C Noreen Dishart Executive Vice President & Chief Human Resources Officer Dana Hendricks Executive Vice President & Chief Financial Officer Jeff Lisenby Executive Vice President & General Counsel Kevin Shook President Workers’ Compensation & Segregated Portfolio Cell Reinsurance Executive Team bios available on our website at Investor.ProAssurance.com/OD

7ProAssurance Investor Briefing | March 2021 • Deep expertise and broad product spectrum in healthcare and related sciences • Consolidation in HCPL → demand for comprehensive insurance solutions • Innovative Specialty Team (Small Business Unit) → strategy to deliver product and related services efficiently to the  small business healthcare community and related businesses Specialty Property & Casualty Core Physicians Podiatrists Chiropractors Dentists Lawyers HCPL Standard Market Standard Physicians $217.3M HCPL Specialty Market Large/Complex Physician Groups Hospitals & Facilities Reinsurance & Captives Senior Care $134.4M Innovative Specialty Team Podiatrists Chiropractors Dentists Lawyers $100.1M Tail Coverages  & Other $35.6M Medmarc Medical Tech Liability Excess Insurance $35.6M Lines of Business & Gross Premiums Written (Year ended 12/31/2020)

Workers' Compensation Insurance

Disciplined individual account underwriting with focus on rate adequacy in rural territories

- Guaranteed Cost Policies
- Loss-Sensitive Dividend Plans
- Deductible Plans
- Retrospective Rating Plans
- ParallelPay–"Pay as you Go"
- Specialty Risk (high hazard)
- Claims Administration and Risk Management

Top 10 Classes of Business by Payroll Exposure
(Traditional Business*)



Physicians & Dentists 11%
Hospitals 4%
Retirement & Life Care Community 3%
Clerical & Office 15%
Colleges & Schools 13%
Auto Dealers 4%
Outside Sales 3%
Restaurants 3%
Banks 2%
Auto Service 2%
Healthcare Related
Non-Healthcare

Dedicated to effective claims management and returning injured workers to wellness

- Wide **diversification** – over 600 class codes and 32 market segments, primarily in rural territories
- Opportunity for **organic growth** outside of Pennsylvania (47% of premium) and Indiana (7% of premium)
- Proactive claim-closing strategies key to being recognized as a **short-tail writer** of workers' compensation
  - *No claims open from 2004 and earlier, net of reinsurance, and 30 net claims open from 2014 and prior*
  - *Since 2014, achieved a 50% reduction in opioids prescribed as a ratio of total prescription costs, from 33% in 2014 to 16% in 2019 (2019 industry result was 24%)*
  - *5 year average pharmacy spend per injured worker of $436 compared to industry average of $1,421*
- Value-added risk management services and claims/underwriting expertise cement **brand loyalty**

*Excludes alternative markets business ceded to the Segregated Portfolio Cell Reinsurance segment

12/31/2020

ProAssurance Investor Briefing | March 2021

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9ProAssurance Investor Briefing | March 2021 Segregated Portfolio Cell Reinsurance ProAssurance  Fronting Arrangement Agency Group or Association establishes/funds a cell Underwriting Claims Administration Risk Management Reinsurance Audit Asset Management Services + Cell Rental Fees + Participation in profits/losses of carefully selected cells Services Fee Income to PRA • HCPL and workers’ compensation captive insurance solutions provided through Inova Re (Cayman Islands) • SPCs are a high ROE product with favorable retention results • Low capital requirement • Strategic partnerships with select independent agencies looking to manage controllable expenses • Alternative market solutions are in high demand • Value-added risk management services and claims/underwriting expertise

Lloyd's of London Syndicates

ProAssurance Funds at Lloyd's (FAL)
$106.2 Million [1]

↓

Dale Underwriting Partners
Independent, Owner-Managed Syndicate at Lloyd's

↓

Syndicate	1729	6131
PRA Participation	29% [2]	100% [3]
PRA share of Underwriting Capacity	$53M	$16M

- Opportunity to **invest alongside a recognized leader** in Duncan Dale
- Lloyd's provides **universal distribution and licensures**
- Westernization of international healthcare professional liability provides **opportunities in new markets**



Facility (US) 9%
General Liability (US) 5%
All Other Reinsurance (Mainly US) 5%
Specialty 8%
Contingency 3%
Property Insurance (All Other - Mainly US) 31%
Casualty (US) 24%
Catastrophe Reinsurance - XS of Loss (US) 15%

1 Comprised of investment securities, cash, and cash equivalents deposited with Lloyd's as of 12/31/2020
2 We decreased our participation for the 2021 underwriting year to 5%, which will be reflected in our results beginning in the second quarter 2021 due to reporting on a one-quarter lag.
3 Effective January 1, 2021, the quota share reinsurance agreement with an unaffiliated insurer was non-renewed and we reduced our participation to 50% for the 2021 underwriting year. This will be reflected in our results beginning Q2 2021.

ProAssurance Investor Briefing | March 2021 10

Premiums, Policyholders & Distribution for 2020

FY 2020 Gross Premium: $854.4M

Standard Physician Premium
12-Month Policies: $209.0M
24-Month Policies: $8.3M†



Specialty P&C
57%
Small Business Unit
11%
($100.1M)
Specialty
14%
($134.4M)
Standard Physicians
23%
($217.3M)
Tail Coverages + Other
4%
($35.6M)
Lloyd's
9%
($84.7M)
Medical Technology Liability
4%
($35.6M)
Workers' Compensation Insurance
27%
($246.8M)
Segregated Portfolio Cell Reinsurance
8%
($72.8M)
Workers' Comp
34%

Premium allocated by line does not reflect inter-segment eliminations, and thus will not agree to total 2020 gross premiums written

Inforce 2020 Policyholder Count: 75,825*



Specialty P&C
82%
Specialty
7%
Medical Technology Liability
2%
Standard Physicians
34%
Tail Coverages + Reinsurance
3%
Workers' Compensation Insurance
14%
Small Business Unit
36%
Workers' Comp
18%
Segregated Portfolio Cell Reinsurance
4%

Our Distribution Sources	HCPL	LPL	Life Sciences	Workers' Comp
Agent/Broker	76%	100%	100%	100%
Direct	24%	--	--	--

All Data as of 12/31/2020, subject to rounding †Twenty-four month term policies are being converted to twelve month term policies as of Q2 2020 *Excludes Lloyd's of London

ProAssurance Investor Briefing | March 2021 11

12ProAssurance Investor Briefing | March 2021 • ProAssurance is recognized for our financial strength by top rating agencies • We maintain a balance sheet that ensures stability and security for our customers • Our conservative reserving philosophy enables success over the insurance cycles Financial Ratings & Balance Sheet Highlights Balance Sheet Highlights 12/31/2020 Total Assets $4,654,803 Total Investments $3,389,345 Net Loss Reserves $2,417,179 Total Debt (less Issuance Costs) $284,713 Shareholders’ Equity $1,349,210 Book Value per Share $25.04 Rating Agency Financial Strength Rating Date AM Best “A” 2/26/2020 Fitch “A-” 11/6/2020 Moody’s “A3” 10/7/2020 $ in thousands, except per share data

ProAssurance Leverage Update

Financial Leverage

Ten-Year Debt to Capital


$ in billions
Debt
Capital
Debt to Capital
$2.4
$1.6
$0.8
$-
3%
2%
5%
9%
10%
15%
20%
21%
16%
16%
17%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

- $285 million debt at 12/31/2020
  - *$250 million 10-year notes due 11/15/2023*
    - *5.30% Coupon*
  - *$36 million in office building mortgages*
- $250 million revolving credit facility, $50 million "accordion" option
  - *No outstanding borrowings*

Operating Leverage

Ten-Year Premiums to Equity


$ in billions
Net Premiums Written
Equity
Premiums to Equity
$2.4
$1.6
$0.8
$-
0.3
0.3
0.2
0.2
0.4
0.4
0.5
0.5
0.5
0.6
0.6
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

- Our minimum target is 0.75:1
- Committed to enhancing shareholder value through effective capital management
  - *Retaining capital needed as the market turns, and supporting current loss reserve estimates*

ProAssurance Investor Briefing | March 2021
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14ProAssurance Investor Briefing | March 2021 Corporate 52% Asset Backed 27% State & Muni 13% Other 2% Govt & Agency 5% Fixed Trading 2% • We maintain a conservative, highly-liquid investment philosophy • Effective stewardship of capital ensures a position of financial strength through turbulent market cycles • Allowing cash to build to support business operations and our current acquisition Fixed Income 74% Equities & Equity Substitutes 13% Short Term & Other (excluding cash) 11% BOLI 2% Investment Philosophy & Portfolio Overall Portfolio $3.4 Billion Fixed Income Portfolio $2.5 Billion 12/31/2020 Subject to rounding Details of our entire investment portfolio are available on our website at Investor.ProAssurance.com 29% 13% 8%8% 7% 5% 10% 8% 6% 4% 2% Fixed Maturity Securities Quality AAA A A+BBB+ Below Investment Grade or Not Rated BBB A‐ AA‐ AA AA+ BBB‐

15ProAssurance Investor Briefing | March 2021 COVID-19 and the Markets We Serve • Healthcare Professional Liability (HCPL) ◦ Primary exposures in broader markets: misdiagnoses, complications from delayed elective procedures, and failure to prevent infection in Senior Care settings  May be mitigated by growing support at state and federal levels for liability immunity for healthcare professionals doing their best in extraordinary circumstances ◦ Premium credits/deferrals have been offered on a case by case basis for affected practices ◦ We have reduced our exposure to Senior Care business by 82% in the past year as part of our re-underwriting efforts ◦ Pre-tax $10 million IBNR reserve for COVID-19 established in the second quarter of 2020 • Workers’ Compensation Insurance ◦ Primary exposures in broader markets: healthcare professionals ◦ Our rural underwriting strategy mitigates exposure to COVID-19 claims as compared to larger metro areas ◦ The majority of workers showing symptoms are able to return to work after two or three weeks ◦ Payroll reductions resulting from furloughed or terminated workers will lower premiums correspondingly  Despite proactive communications to do so, customers have submitted minimal requests to update payroll information • Segregated Portfolio Cell Reinsurance (SPCR) ◦ Primary exposures in broader markets: consistent with HCPL and Workers’ Compensation, on a smaller scale  SPCR business is ceded from the other two segments • Lloyd’s of London ◦ Primary exposures in broader markets: event cancellation, business interruption ◦ Most business interruption policies specifically exclude pandemics and other market-wide triggers. However, in January 2021, the Supreme Court of the United Kingdom ruled in favor of policyholders contesting denied business interruption coverage from insurers, despite policy language expressly excluding viral or disease events. The ruling has broad implications for insurers writing business interruption insurance, and for interpretation of contractual language. For more details, and for policyholder resources, visit our dedicated websites: ProAssurance.com/Covid‐19/ and EasternAlliance.com/Coronavirus_and_Workers_Comp/

Why We Will Be Successful

17ProAssurance Investor Briefing | March 2021 A Foundation in Excellence Experienced & Collaborative Leadership Average executive  leadership tenure  of 18 years with  PRA or subsidiaries Specialization Deep expertise and  commitment to  our customers  throughout the  insurance cycles  enable us to  outperform our  peers over time History of Successful M&A Nearly 20  transactions in our  45 year history Selective M&A  with best‐in‐class  partners Scope & Scale Regional hubs  combined with  local knowledge of  market dynamics  and regulatory  concerns “From our earliest days,  we have operated with a  strategy both responsive  to near‐term challenges  and proactive to  long‐term opportunity.” ‐Ned Rand President & CEO Superior brand identity and reputation in the market

18ProAssurance Investor Briefing | March 2021 Strategic Initiatives We seek constantly to be more efficient and effective as an organization  Here’s how we’re doing it • First year of re‐underwriting our HCPL Specialty book of business completed in 3Q 2020 • Strategic focus on rural territories in Workers’ Compensation Insurance Enhanced  Underwriting • Hardening HCPL Specialty market, with our renewal rate gains outpacing severity • Improved product structure, terms and conditions for complex risks • Maintaining profitable pricing levels in a soft Workers’ Compensation Insurance market Strong Rate Gains • Enhanced organizational structure to improve operating results • Leveraging new and existing technology for effectiveness gains Organizational  Excellence

Strategic Initiatives

ProAssurance. Treated Fairly

We seek constantly to be more efficient and effective as an organization

Here's how we're doing it

Enhanced Underwriting

- First year of re-underwriting our HCPL Specialty book of business completed in 3Q 2020
- Strategic focus on rural territories in Workers' Compensation Insurance

- Specialty Property & Casualty:
  - Enhanced organizational structure and leadership
    - Added new Senior Executive underwriting and actuarial leaders to our existing, experienced organization
    - Established interdepartmental participation in complex and large account underwriting
    - Delivered an enhanced HCPL underwriting structure focused on Standard Physicians and HCPL Specialty business
    - Launched the Innovative Specialty Team to efficiently deliver our Small Business products
  - Implemented disciplined state strategy process for HCPL
  - Reduced exposure to volatile product lines, which have had an outsized effect on recent results
    - Impact of re-underwriting and enhanced risk selection on volatile classes:
      - Year-over-year, Senior Care premium levels reduced by 82%, and Correctional Healthcare premium levels reduced by 52%
  - Reduced current accident year net loss ratio for the year ended December 31, 2020 by 6.3 percentage points compared to year-end 2019* as a result of re-underwriting efforts
- Workers' Compensation Insurance:
  - Strong underwriting leadership with average management team tenure of over twenty years
  - Demonstrated ability to underwrite profitably throughout the evolving insurance and economic cycles
  - Rural underwriting strategy mitigates exposure to COVID-19 claims as compared to larger metro areas

All data as of 12/31/2020

*Excludes effects of the large national healthcare account (see previous disclosures) in 2019 and 2020, and the pre-tax $10M IBNR COVID-19 reserve in 2Q of 2020

ProAssurance Investor Briefing | March 2021

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20ProAssurance Investor Briefing | March 2021 Strategic Initiatives We seek constantly to be more efficient and effective as an organization  Here’s how we’re doing it • Hardening HCPL Specialty market, with our renewal rate gains outpacing severity • Improved product structure, terms and conditions for complex risks • Maintaining profitable pricing levels in a soft Workers’ Compensation Insurance market Strong Rate Gains • Specialty Property & Casualty o Average renewal pricing increases of:  +10% in Specialty in 4Q, +15% full year 2020 • Including improved terms and conditions, rate impact was even higher than the reported renewal pricing increase  +10% in Standard Physicians in 4Q, +11% full year 2020 • Workers’ Compensation Insurance o Average renewal pricing decrease of 4% in both 4Q and the full year 2020 in a competitive marketplace  California (historically a first‐mover in the pricing environment) recently recommended a price increase of 2.6%, a potential early  signal of hardening in this market  A survey published August 24, 2020 by Council of Insurance Agents & Brokers (CIAB) included the first Workers’ Compensation  Insurance pricing increase in 21 quarters, of 0.7% All data as of 12/31/2020

21ProAssurance Investor Briefing | March 2021 Strategic Initiatives We seek constantly to be more efficient and effective as an organization  Here’s how we’re doing it • Enhanced organizational structure to improve operating results • Leveraging new and existing technology for effectiveness gains Organizational  Excellence • Implemented adjustments to our business model, including regional operating structure and staffing assignments o Streamlined organizational structure by reducing number of field offices by 50% in Specialty P&C (since July 2019) o In the third quarter of 2020, the Workers’ Compensation Insurance segment: o Repositioned from five regions to three for more effective management of underwriting, risk management, and claims processing while maintaining our local service teams o Integrated small business and underwriting support functions into one unit for each with dedicated leadership, improving submission  turnaround time while continuing our individual account underwriting philosophy o Realigned our previously stand‐alone captive team into our regional structure to improve accountability o Streamlined marketing operations to extend more agency management responsibilities to decision makers in the underwriting process o Restructured or terminated underperforming technology partnerships with vendors • Making use of technology to streamline operations and eliminate redundancies o Completed an upgrade to our HCPL underwriting system to streamline future enhancements and maintenance o Implemented a new integrated claims and underwriting system in Worker’s Compensation Insurance • Approximately $22 million in expected pro‐forma annual expense reductions as compared to 2019 o $16 million in Specialty P&C o $5 million in Workers’ Compensation Insurance o $1 million in Corporate

22ProAssurance Investor Briefing | March 2021 Cyclicality in Insurance Loss Trends Decelerate Market Softens Loss Trends Accelerate Market Hardens Catalyst Availability crisis Mergers & acquisitions Tort reform Competitors withdraw Underwriting criteria tightens Prices increase Pricing outpaces losses Combined ratios improve Favorable reserve development Competitors enter the market Prices decrease Underwriting criteria loosens Losses outpace pricing Combined ratios worsen Unfavorable reserve development For over forty years, ProAssurance and its  predecessors  have successfully navigated  the peaks and valleys  of the long cycles characteristic  of our businesses.

Planned Acquisition of NORCAL Group

Overview of NORCAL Group

PROASSURANCE. Treated Fairly

NORCAL Group Overview

- NORCAL is one of the leading providers of medical professional insurance companies in the country with more than 30,000 insured physicians
- Created during California's medical malpractice crisis in 1975, NORCAL has been committed to healthcare providers and their insurance needs for 46 years
- Licensed in 49 states and D.C., with the ability to write in New York through PPM RRG
- Headquartered in San Francisco, CA with four regional offices (FL, KS, PA & TX)

MPL Premiums Written By Geography


Other
34.7%
CA
30.4%
FL
13.0%
PA
9.5%
IL
6.6%
TX
5.8%

MPL Premiums By Line of Business


Physicians
$360.7M
Other HCP
$6.9M
Facilities
$2.8M
Hospitals
$366K

Total 2019 DPW: $370.8M

Select NORCAL Group Companies

NORCAL MUTUAL	• Established in 1975 as a policyholder-owned and physician directed medical professional liability insurance carrier
NORCAL SPECIALTY	• NORCAL Group's surplus lines carrier, focusing on providing flexible coverage options that address the unique needs of complex accounts
PPM	• PPM is the only anesthesia-specific medical professional liability insurance carrier in the nation. Established in 1987, PPM insures anesthesiologists in 40 states

Key Statistics

Employees	~300
Insured Physicians	~30,000

Data as of 12/31/2020 unless otherwise stated
Source: Company website, 2019 NAIC filings for all MPL lines

ProAssurance Investor Briefing | March 2021
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ProAssurance + NORCAL = A Stronger, Better Positioned HCPL Specialty Insurer

ProAssurance. Treated Fairly

1 Enhanced Scale and Capabilities

- Positions company as #3 player in the industry
- Enhances ProAssurance's HCPL business: adds additional scale, capabilities and strong California presence
- Ability to underwrite larger risks from integrated systems with national footprint

2 Product, Customer, & Geographic Diversification

- Premier HCPL insurer with nationwide presence
- Expanded product capabilities with broader geographic scale and efficiencies to address varying client needs (e.g. SPC / ART)
- High touch model that drives retention using common distribution channels

3 Conservatively Priced and Financed Transaction

- Attractive purchase price; modest impact to tangible book value per share
- Additional consideration contingent on favorable reserve development relative to our expectation
- Financed with a combination of excess capital and incremental debt initially via revolver and / or contribution certificates

4 Value Creation for Customers and All Key Stakeholders

- Scaled platform to produce strong results driven by disciplined underwriting
- Clear path to achieving identified expense synergies
- Facilitates EPS and ROE accretive transaction as results / synergies are phased-in, with meaningful accretion thereafter

5 Strong Strategic Alignment and Rationale

- A shared commitment to the HCPL industry, provision of affordable coverage and the defense of physicians
- Best in class talent supporting true nationwide platform
- Adds attractive customer base and distribution at a time when the HCPL market is beginning to harden

ProAssurance Investor Briefing | March 2021

25

Strategic Alignment and Rationale Provides a Strong, Shared Foundation

ProAssurance. Treated Fairly

In addition to the scale benefits of large HCPL players, ProAssurance and NORCAL bring complementary skills, history, and a shared vision to the combined entity to create the leading organization in the HCPL industry

	ProAssurance. Treated Fairly	NORCAL GROUP
History	• Physician founded as Mutual Assurance in 1976 • Strong belief that healthcare commitment starts at the top; 5 of 11 Board members are physicians	• Physician founded in the wake of MICRA 1975 • Remain committed to serving the independent physician and healthcare community
Mission	**We Protect Others**	**NORCAL safeguards policyholders from risk, guides them through the unexpected, and protects their practice of medicine**
Vision	*Be the best in the world at understanding and providing solutions for the risks our customers encounter as healers, innovators, employers, and professionals*	*Remain a top tier national medical professional liability company committed to innovative products and services*

ProAssurance. Treated Fairly + NORCAL GROUP

- ✓ *Shared history provides solid foundation for shared future*
- ✓ *Scaled platform to produce strong results driven by disciplined underwriting*
- ✓ *Embrace the culture of service and innovation during the changing healthcare landscape*
- ✓ *A partnership that preserves, sustains, and enhances ability to protect healthcare providers*

ProAssurance Investor Briefing | March 2021

26

Appendix

ProAssurance Investor Briefing | March 2021 28 NORCAL Acquisition Transaction Details Transaction • ProAssurance will offer to purchase all of the outstanding stock of NORCAL Group following the demutualization Consideration • $450 million in cash, expected to include $250 million in external funding¹ • Up to $150 million of additional consideration contingent on favorable reserve development relative to our expectation for accident years 2020 and prior o Measurement at December 31, 2023, with a single payment to be made by June 30, 2024 (if applicable) Process • Transaction involves a 2-step process: • Demutualization and policyholder choice of consideration (immediate cash at 50% of third party appraisal value, stock in the new entity, 10 year contribution certificate at 100% of appraisal value) • Tender offer for the shares of policyholders that selected stock in the new entity in step 1 at the transaction consideration • The demutualization and the acquisition agreement are mutually contingent, and are subject to required regulatory and policyholder approvals Financial Impact • Transaction is expected to be: o Accretive to EPS as results / synergies are phased-in o Substantially accretive to EPS over time • Significant identified synergies over $18 million pre-tax • Expect modest impact on TBVPS and accretive over time Timing and Approvals • Customary regulatory approvals, including California Department of Insurance • Anticipated closing in the second quarter of 2021 ¹ Final consideration mix may be a function of policyholder election of proceeds.

ProAssurance Investor Briefing | March 2021 29 Combination with NORCAL Creates the #3 HCPL Insurer in the U.S. Source: 2019 NAIC filings for all MPL lines Pro Forma Top Ten Market Share by DPW ($ in millions) • Ability to attract and retain key talent • Specialized products focused on healthcare professionals • Competitive pricing through lower costs • Claim efficiencies and disciplined underwriting • NORCAL target market complements ProAssurance’s existing HCPL footprint, especially in the California market • NORCAL’s has a consistent track record of new business generation and very high retention rates Note: PRA premiums only reflect MPL business, as of 2019 1 Pro forma for the merger of TDC and Hospitals Ins. (closed in 2019) $1,660  $920 1 $861  $559  $490  $488  $399  $371  $313  $218  $170   $‐  $200  $400  $600  $800  $1,000  $1,200  $1,400  $1,600  $1,800 16.9% 8.8%  9.4% 5.7% 5.0%  5.0% 4.1% 3.8%  3.2% 2.2% 1.7%

ProAssurance Investor Briefing | March 2021 30 Physicians $697.1M Other HCP $103.2M Hospitals $48.5M Facilities $12.3M Physicians $336.4M Other HCP $96.3M Hospitals $48.1M Facilities 9.5M Physicians $360.7M Other HCP $6.9M Hospitals $366K Facilities $2.8M Source: 2019 NAIC filings for all MPL lines, figures subject to rounding $490.3M $370.8M $861.1M2019 DPW: Combination with NORCAL Creates the #3 HCPL Insurer in the U.S.

ProAssurance Investor Briefing | March 2021 31 NORCAL Transaction Creates Value for Customers and Stakeholders Protecting More Physicians Financial Benefits • Combined company will serve 86k+ healthcare professionals • Expanded product capabilities (admitted, E&S, and RRG capabilities) • Broader geographic scale with additional efficiencies to address varying client needs • Expanded platform allows for underwriting of larger risks from integrated systems with nationwide footprint • Significant annual pre-tax synergies over $18mm • Synergies focused on removing redundancies and strengthening the business for go-forward strategy • Fully-phased in by 2022 • Transaction will have modest impact to PRA’s book value and tangible book value per share • EPS and ROE accretive as results / synergies are phased-in, with meaningful accretion thereafter ¹ Final consideration mix may be a function of policyholder election of proceeds.

ProAssurance's Proven History of Successful Acquisitions

PROASSURANCE.
Treated Fairly



ASSOCIATED PHYSICIANS INSURANCE COMPANY
1995 Acquisition
PICOM INSURANCE COMPANY
&
PHYSICIANS PROTECTIVE TRUST FUND
1998
Demutualization/Merger
Forms ProNational
AMIE
1996 Acquisition
NCRIC
2005
Acquisition
PICA
2009 Acquisition
MID-CONTINENT
2008
Acquisition
IND
2012
Acquisition
eastern ALLIANCE
2014
Acquisition
2001 ProNational & Medical Assurance Merge to Form ProAssurance
ProNational
&
Medical Assurance
PROASSURANCE.
Treated Fairly
PICI
1995 Acquisitions
Pico
WVHIC
1994 Acquisition
MOMEDICO
1996 Acquisition
Medical Defense Associates
1999 Acquisition
OHiC
2004 Hospital
Renewal Rights
Purchase
PIC WISCONSIN
2006 Acquisition
GEORGIA LAWYERS INSURANCE
2008 Acquisition
Medmarc
2013
Acquisition
api American Physicians Insurance Company
2010
Acquisition
NORCAL GROUP
2021
Acquisition

ProAssurance Investor Briefing | March 2021

32

ProAssurance Investor Briefing | March 2021 33 Income Statement Highlights (12/31/20) Three Months Ended Year Ended December 31 2020 2019 2020 2019 Gross Premiums Written $ 161.8 $ 200.8 $ 854.4 $ 967.5 Net Premiums Earned $ 187.0 $ 214.4 $ 792.7 $ 847.5 Net Investment Result $ 26.3 $ 20.4 $ 60.1 $ 83.2 Net Realized Investment Gains (Losses) $ 15.5 $ 12.8 $ 15.7 $ 59.9 Total Revenues $ 229.6 $ 249.5 $ 874.9 $ 999.8 Net Losses and Loss Adjustment Expenses $ 140.0 $ 264.1 $ 661.4 $ 753.9 Underwriting, Policy Acquisition & Operating Expenses $ 57.7 $ 66.5 $ 237.9 $ 252.4 Goodwill Impairment $ — $ — $ 161.1 $ — Net Income (Loss) (Includes Realized Investment Gains & Losses) $ 14.3 $ (59.4) $ (175.7) $ 1.0 Non-GAAP Operating Income (Loss) $ 3.3 $ (68.3) $ (27.7) $ (43.8) Non-GAAP Operating Income (Loss) per Diluted Share $ 0.06 $ (1.27) $ (0.52) $ (0.81) In millions, except per share data | Subject to rounding

34ProAssurance Investor Briefing | March 2021 Corporate Segment Financial Highlights (12/31/20) Three Months Ended Year Ended December 31 2020 2019 2020 2019 Net Investment Income $ 15.0 $ 21.6 $ 66.8 $ 87.1 Equity in Earnings (Loss) of Unconsolidated Subsidiaries $ 10.1 $ (2.8) $ (11.9) $ (10.1) Net Realized Investment Gains (Losses) $ 13.4 $ 10.7 $ 11.6 $ 55.1 Operating Expenses $ 5.8 $ 6.5 $ 23.4 $ 19.1 Interest Expense $ 3.8 $ 3.8 $ 15.5 $ 16.6 Income Tax Expense / (Benefit) $ 7.3 $ (30.0) $ (41.3) $ (29.8) Segment Results $ 22.4 $ 50.0 $ 71.4 $ 129.7 In millions | Subject to rounding

ProAssurance Investor Briefing | March 2021 35 Current Accident Year Net Loss Ratio 92.3% 141.0% 104.2% 105.5 % Effect of Prior Accident Year Reserve Development (6.1%) 29.7% (5.7%) 1.2% Net Loss Ratio 86.2% 170.7% 98.5% 106.7 % Underwriting Expense Ratio 23.8% 25.2% 23.0% 24.1 % Combined Ratio 110.0% 195.9% 121.5% 130.8 % Specialty P&C Financial Highlights (12/31/20) Three Months Ended Year Ended December 31 2020 2019 2020 2019 Gross Premiums Written $ 102.2 $ 118.4 $ 522.9 $ 577.7 Net Premiums Earned $ 112.1 $ 123.7 $ 477.4 $ 499.1 Total Revenues $ 112.5 $ 125.0 $ 481.3 $ 504.9 Net Losses & Loss Adjustment Expenses $ (96.6) $ (211.2) $ (470.1) $ (532.5) Underwriting, Policy Acquisition & Operating Expenses $ (26.7) $ (31.1) $ (109.6) $ (120.3) Segment Results $ (10.9) $ (117.4) $ (98.4) $ (147.9) In millions, except ratios | Subject to rounding

ProAssurance Investor Briefing | March 2021 36 Workers’ Compensation Insurance Financial Highlights (12/31/20) Three Months Ended Year Ended December 31 2020 2019 2020 2019 Gross Premiums Written $ 47.3 $ 54.8 $ 246.8 $ 278.4 Net Premiums Earned $ 42.3 $ 47.3 $ 171.8 $ 189.2 Total Revenues $ 42.8 $ 47.7 $ 174.0 $ 191.6 Net Losses & Loss Adjustment Expenses $ (26.9) $ (28.2) $ (111.6) $ (121.6) Underwriting, Policy Acquisition & Operating Expenses $ (13.8) $ (14.1) $ (56.4) $ (57.5) Segment Results $ 2.1 $ 5.4 $ 6.0 $ 12.5 Current Accident Year Net Loss Ratio 68.2% 69.0% 69.0% 68.4 % Effect of Prior Accident Year Reserve Development (4.6%) (9.3%) (4.1%) (4.1%) Net Loss Ratio 63.6% 59.7% 64.9% 64.3 % Underwriting Expense Ratio 32.7% 29.8% 32.9% 30.4 % Combined Ratio 96.3% 89.5% 97.8% 94.7 % In millions, except ratios | Subject to rounding

Segregated Portfolio Cell Reinsurance Financial Highlights (12/31/20)

ProAssurance. Treated Fairly

Inova

	Three Months Ended		Year Ended	
	December 31			
	2020	2019	**2020**	2019
Gross Premiums Written	**$ 14,775**	$ 16,584	**$ 72,843**	$ 87,140
Net Premiums Earned	**$ 16,572**	$ 19,997	**$ 66,352**	$ 78,563
Net Investment Income	**$ 252**	$ 317	**$ 1,084**	$ 1,578
Net Realized Gains (Losses)	**$ 2,191**	$ 2,071	**$ 3,085**	$ 4,020
Other Income (Loss)	**$ 2**	$ 162	**$ 205**	$ 559
Net Losses & Loss Adjustment Expenses	**$ (5,714)**	$ (11,916)	**$ (29,605)**	$ (52,412)
Underwriting, Policy Acquisition & Operating Expenses	**$ (5,236)**	$ (6,109)	**$ (20,709)**	$ (23,201)
SPC U.S. Federal Income Tax Expense	**$ (173)**	$ (1,059)	**$ (1,746)**	$ (1,059)
SPC Net Results	**$ 7,894**	$ 3,463	**$ 18,666**	$ 8,048
Segregated Portfolio Cell Dividend (Expense)/Income	**$ (6,316)**	$ (3,204)	**$ (14,304)**	$ (4,579)
Segment Results	**$ 1,578**	$ 259	**$ 4,362**	$ 3,469
Current Accident Year Net Loss Ratio	**88.7 %**	71.2 %	**69.6 %**	79.6 %
Effect of Prior Accident Year Reserve Development	**(54.2%)**	(11.6%)	**(25.0%)**	(12.9%)
Net Loss Ratio	**34.5 %**	59.6 %	**44.6 %**	66.7 %
Underwriting Expense Ratio	**31.6 %**	30.6 %	**31.2 %**	29.5 %
Combined Ratio	**66.1 %**	90.2 %	**75.8 %**	96.2 %

In thousands, except ratios | Subject to rounding

ProAssurance Investor Briefing | March 2021

37

ProAssurance Investor Briefing | March 2021 38 Lloyd’s Segment Financial Highlights (12/31/20) Three Months Ended Year Ended December 31 2020 2019 2020 2019 Gross Premiums Written $ 12.3 $ 27.7 $ 84.7 $ 110.9 Net Premiums Earned $ 16.0 $ 23.5 $ 77.2 $ 80.7 Total Revenues $ 16.7 $ 24.5 $ 82.4 $ 85.4 Net Losses & Loss Adjustment Expenses $ (10.8) $ (12.7) $ (50.2) $ (47.4) Underwriting, Policy Acquisition & Operating Expenses $ (6.8) $ (9.3) $ (30.1) $ (34.7) Segment Results $ (0.9) $ 2.3 $ 2.1 $ 3.3 Current Accident Year Net Loss Ratio 55.4% 52.7% 64.2% 58.2 % Effect of Prior Accident Year Reserve Development 11.8% 1.6% 0.8% 0.5% Net Loss Ratio 67.2% 54.3% 65.0% 58.7 % Underwriting Expense Ratio 42.2% 39.5% 39.0% 43.0 % Combined Ratio 109.4% 93.8% 104.0% 101.7 % In millions, except ratios | Subject to rounding

Ceded Premiums Written (12/31/20)

PROASSURANCE. Treated Fairly

	Specialty P&C											
($ in millions)	HCPL including Podiatry[2]		Products		Lawyers		Workers' Compensation Insurance[1]		Segregated Portfolio Cell Reinsurance		Lloyd's[3]	
	12/31/20	12/31/19	12/31/20	12/31/19	12/31/20	12/31/19	12/31/20	12/31/19	12/31/20	12/31/19	12/31/20	12/31/19
Gross premiums written	**$ 459.1**	$ 515.4	**$ 36.1**	$ 35.6	**$ 27.7**	$ 26.7	**$ 246.8**	$ 278.4	**$ 72.8**	$ 87.1	**$ 84.7**	$ 110.9
Ceded premiums written	**58.9**	68.5	**10.5**	11.2	**2.5**	2.3	**81.9**	96.2	**8.7**	9.5	**17.1**	23.8
Net premiums written	**$ 400.2**	$ 446.9	**$ 25.6**	$ 24.4	**$ 25.2**	$ 24.4	**$ 164.9**	$ 182.2	**$ 64.1**	$ 77.6	**$ 67.6**	$ 87.1
Ceded Premium Components:												
Primary reinsurance arrangement, current accident year	**$ 21.0**	$ 22.7	**$ 10.5**	$ 11.2	**$ 2.5**	$ 2.3	**$ 12.4**	$ 13.6	**$ 8.7**	$ 9.5	**$ –**	$ –
All other reinsurance arrangements	**37.2**	43.0	**–**	–	**–**	–	**69.5**	82.2	**–**	–	**17.1**	23.8
Ceded premiums, current accident year	**58.2**	65.6	**10.5**	11.2	**2.5**	2.3	**81.9**	95.8	**8.7**	9.5	**17.1**	23.8
Reduction in premiums owed under reinsurance agreements	**0.7**	2.8	**–**	–	**–**	–	**–**	0.4	**–**	–	**–**	–
Total ceded premiums written, current accident year	**$ 58.9**	$ 68.5	**$ 10.5**	$ 11.2	**$ 2.5**	$ 2.3	**$ 81.9**	$ 96.2	**$ 8.7**	$ 9.5	**$ 17.1**	$ 23.8
Ceded premiums ratio, current accident year	**12.7%**	12.7%	**29.1%**	31.5%	**8.9%**	8.5%	**33.2%**	34.4%	**12.0%**	10.9%	**20.2%**	21.5%

Subject to rounding

[1] All other reinsurance arrangements primarily represent alternative market business ceded under a 100% quota share reinsurance agreement, net of a ceding commission, to SPCs in our Segregated Portfolio Cell Reinsurance segment.

[2] All other reinsurance arrangements includes alternative market premium, net of reinsurance, which all or a portion of the premium is ceded to certain SPCs in our Segregated Portfolio Cell Reinsurance segment.

[3] All Lloyd's reinsurance premium is shown in the "all other reinsurance arrangements" line.

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40ProAssurance Investor Briefing | March 2021 Investment Strategy and 2021 Outlook • Duration management remains paramount ◦ We will not extend duration in search of incremental yield • Optimizing our allocations for better risk-adjusted returns ◦ Ensures non-correlation of returns • Effective stewardship of capital ensures a position of financial strength through turbulent market cycles • Ongoing analysis of holdings to ensure lasting quality and profitability

41ProAssurance Investor Briefing | March 2021 ($ in millions) 12/31/2020 12/31/2019 Change Net Investment Income Fixed maturities $ 69,308 $ 72,593 $ (3,285) Equities 4,369 17,650 (13,281) Short-term investments including Other 2,683 7,493 (4,810) BOLI 2,023 2,017 6 Investment fees and expenses (6,385) (6,484) 99 Net investment income 71,998 93,269 (21,271) Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs 7,855 10,842 (2,987) Tax credit partnerships (19,776) (20,903) 1,127 Equity in earnings (loss) (11,921) (10,061) (1,860) Net investment result $ 60,077 $ 83,208 $ (23,131) FY 2020 Net Investment Result • Lower net investment income reflects a decrease in our allocation to equities and lower yields from our short-term investments and corporate debt securities given recent actions taken by the Federal Reserve to aggressively reduce interest rates in response to COVID-19. • Income yield is 3.1% (3.1% tax equivalent) for 2020 and 3.4% (3.4% tax equivalent) for 2019. • Includes Lloyd’s Syndicates investment income of $4.1M for 2020 and $4.6M for 2019 and SPC Reinsurance investment income of $1.1M for 2020 and $1.6M for 2019. • Net realized investment gains decreased driven by unrealized holding losses resulting from decreases in the fair value on our equity portfolio due to the volatility in the global financial markets related to COVID-19. Excluding Capital Gains / (Losses)

42ProAssurance Investor Briefing | March 2021 ProAssurance Recent Investment Performance Contribution to Returns 2016-2020 / PRA vs Benchmarks 2020 2019 2018 2017 2016 % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark Core Fixed 80% 3.94% 3.82% 67% 3.92% 4.14% 67% 1.08% 0.75% 72% 2.33% 2.24% 72% 1.95% 1.32% Alternative Fixed 10% 0.57% 0.40% 12% 0.97% 0.89% 12% 0.09% 0.02% 11% 0.58% 0.46% 8% 0.93% 0.59% Tax Credits 1% 0.03% 0.08% 2% 0.10% 0.12% 3% 0.16% 0.03% 3% 0.09% 0.09% 4% 0.45% 0.45% Private Equity 4% 0.46% 0.40% 3% -0.03% 0.27% 3% 0.55% 0.48% 3% 0.59% 0.59% 3% 0.33% 0.33% Equity 2% -0.03% -1.18% 9% 1.85% 2.07% 9% -0.50% -0.65% 9% 0.96% 1.01% 9% 1.36% 1.13% Real Estate 1% 0.08% 0.02% 1% 0.06% 0.06% 1% 0.19% 0.09% 1% 0.07% 0.07% 1% 0.08% 0.09% Other 2% -0.19% -0.03% 6% 0.45% 0.30% 5% 0.08% -0.07% 1% 0.31% 0.25% 3% 0.03% 0.03% Total 4.86% 3.51% 7.32% 7.86% 1.64% 0.65% 4.95% 4.72% 5.13% 3.95% Total Portfolio Outperformance 1.35% -0.54% 0.99% 0.23% 1.18% 0% 2% 4% 6% 8% 2020 2019 2018 2017 2016 PRA Performance Over Benchmark PRA Benchmark As of 12/31/2020. Management reporting item which is ‘tax equivalent,’ unaudited, and non GIPS, may not equal 100% due to rounding

43ProAssurance Investor Briefing | March 2021 Utilities /Energy 10% Non US Sovrgn & Gov't 2% Basic Materials 2% Other 4% Technology 5% Communications 7% Consumer Oriented 22% Financials 40% Industrials 8% 12/31/2020 Subject to Rounding ProAssurance Portfolio Detail Corporate: $1.3 Billion (52% of Fixed Assets / 39% of Invested Assets) Weighted Average Rating: A- Cash/Equities/Bonds 87% LPs (Secondary Liquidity) 10% HFs/Privates 30‐90 DAYS 2% BOLI SIX MONTHS 2% Sources of Liquidity

44ProAssurance Investor Briefing | March 2021 12/31/2020 Subject to rounding ProAssurance Portfolio Detail: Asset Backed Weighted Average Rating: “AA+” Asset-Backed Securities: $676 Million (27% of Fixed Income / 20% of Invested Assets) RMBS 40% Student Loans 1% Auto 15% Credit Cards 5% CLOs 3% Other 20% CMBS 16%

45ProAssurance Investor Briefing | March 2021 12/31/2020 Subject to rounding ProAssurance Portfolio Detail: Fixed-Trading Weighted Average Rating: “AA” Fixed Maturities: $48 Million (2% of Fixed Income / 1% of Invested Assets) All Fixed Trading Securities are owned by Lloyd’s Syndicate 1729 ABS & Other 2% Consumer Oriented 14% Financial 22% Government 49% Industrial 7% Technology 3% Utilities/Energy 3%

46ProAssurance Investor Briefing | March 2021 General Obligation 22% Pre-refunded 7% Special Revenue 71% 12/31/2020 Subject to rounding ProAssurance Portfolio Detail: Municipals Municipals: $333 Million (13% of Fixed Income / 10% Invested Assets) Weighted Average Rating: AA Top 10 Municipal Holdings in millions New York, NY $14 New York State Urban Dev $9 Connecticut State Housing $8 Houston Tx Utility Sys Revenue $8 Oregon State $8 Omaha NE Public Power $6 New York State Dorm Authority $6 Utah State $6 California State $6 Iowa Student Loan Liquidity $5

47ProAssurance Investor Briefing | March 2021 12/31/2020 Subject to Rounding ProAssurance Portfolio: Equities & Other Common Equities 5% Private Equity 28% Hedge Funds 3% Private Credit/Structured Credit 25% Real Estate LP 8% other 1% Bond Funds 15% Convertible Bonds 9% Tax Credits 6% Equities & Other: $460 Million (13% of Invested Assets)

Combined Tax Credits Portfolio Detail & Projections

ProAssurance. Treated Fairly

This column represents our current estimated schedule of tax credits that we expect to receive from our tax credit partnerships. The actual amounts of credits provided by the tax credit partnerships may prove to be different than our estimates. These tax credits are included in our Tax Expense (Benefit) on our Income Statement (below the line) and result in a Tax Receivable (or a reduction to a Tax Liability) on our Balance Sheet.

Year		Capital Contributions	GAAP Income/(Loss) from Operations, Disposition & Impairment	Total Credits	Tax Provision after Operating Losses/Impairments and Tax Credits	Impact on Earnings
2020	$	149,693	(21,970,606)	(17,886,071)	(22,499,900)	529,295
2021	$	120,202	(15,112,916)	(13,294,519)	(16,468,228)	1,355,313
2022	$	311,047	(7,121,512)	(4,816,920)	(6,312,438)	(809,074)
2023	$	51,338	(3,125,225)	(167,210)	(823,507)	(2,301,718)
2024	$	51,338	(1,750,954)	(37,982)	(405,684)	(1,345,270)
2025	$	41,159	(973,261)	(22,205)	(226,591)	(746,670)
2026	$	25,734	(157,269)	(3,054)	(36,081)	(121,189)
2027	$	-	102,501	(79)	21,446	81,055
2028	$	-	-	-	-	-

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Change in Capital: 2010 – Q4 2020

ProAssurance. Treated Fairly

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Beginning Equity*	**$1,705**	**$1,856**	**$2,164**	**$2,271**	**$2,394**	**$2,158**	**$1,958**	**$1,799**	**$1,595**	**$1,523**	**$1,512**
Cumulative-effect adjustments	–	–	–	–	–	–	–	149	8,334	(444)	(4,076)
Employee Stock Transactions	6,147	6,167	7,780	9,261	11,246	8,221	12,857	8,058	2,368	1,154	3,600
Earnings	231,598	287,096	275,470	297,523	196,565	116,197	151,081	107,264	47,057	1,004	(175,727)†
Dividends	–	(15,269)	(192,466)	(64,777)	(220,464)	(119,866)	(315,028)	(316,890)	(94,314)	(66,669)	(24,772)
Treasury Stock	(106,347)	(20,317)	–	(32,054)	(222,360)	(169,793)	(2,106)	–	–	–	–
Unrealized G/L	19,870	50,913	15,343	(85,719)	(1,457)	(34,349)	(6,456)	(2,488)	(35,238)	53,866	38,272
Total Equity*	**$1,856**	**$2,164**	**$2,271**	**$2,394**	**$2,158**	**$1,958**	**$1,799**	**$1,595**	**$1,523**	**$1,512**	**$1,349**

* Equity shown in millions; all other data shown in thousands

† Includes a pre-tax net underwriting loss of $45.7 million associated with a large national healthcare account tail policy and a pre-tax $10 million IBNR pandemic-related reserve, both of which were recorded in 2Q 2020, and a $161 million goodwill impairment charge recorded in 3Q 2020.

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ProAssurance Investor Briefing | March 2021 50 Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is Non-GAAP operating income, a Non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income, we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe Non-GAAP operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES